GROUP 1 SOFTWARE, INC.

4200 Parliament Place
Suite 600
Lanham, Maryland 20706-1844

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held September 10, 2002

To the Stockholders of Group 1 Software, Inc.:

     You are cordially invited to attend the Annual Meeting of stockholders of Group 1 Software, Inc. (the “Company”) to be held on September 10, 2002 at 10:30 AM at Prudential Securities, One Liberty Plaza, New York, New York 10006 (the “Annual Meeting”), for the following purposes:

     (1) To elect three (3) directors to hold office until the third annual meeting of stockholders of the Company following their election and until the election and qualification of their successors; and

     (2) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Only stockholders of record at the close of business on July 22, 2002 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting.

     We hope that you will be able to attend the Annual Meeting in person.

     TO ASSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY OF SENDING FOLLOW-UP LETTERS, WE URGE YOU TO VOTE PROMPTLY. TO DO SO BY MAIL, PLEASE FILL IN, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. TO DO SO BY TELEPHONE OR VIA THE INTERNET, PLEASE FOLLOW THE INSTRUCTIONS SET OUT ON THE ENCLOSED PROXY.

     PLEASE VOTE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU CAN WITHDRAW YOUR PROXY OR CHANGE YOUR VOTE AT ANY TIME BEFORE IT IS VOTED. YOU CAN CHANGE YOUR VOTE BY EXECUTING A LATER-DATED PROXY; YOU CAN CHANGE YOUR VOTE OVER THE TELEPHONE OR THE INTERNET. YOU CAN ALSO CHANGE YOUR VOTE BY FILING AN INSTRUMENT OF REVOCATION WITH THE INSPECTOR OF ELECTIONS IN CARE OF GROUP 1’S SECRETARY AT THE ABOVE ADDRESS. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU CAN WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

Lanham, Maryland	By Order of the Board of Directors
July 25, 2002

Edward Weiss
Secretary

Group 1 Software, Inc.

4200 Parliament Place
Suite 600
Lanham, Maryland 20706-1844
301/918-0400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 10, 2002

     This Proxy Statement and the enclosed form of proxy are furnished to stockholders of Group 1 Software, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of outstanding shares of its common stock, $.50 par value (the “Common Stock”) and 6% convertible preferred stock (the “6% Preferred Stock”), (the Common Stock and 6% Preferred Stock, collectively, constitute the “Voting Securities”), for use at the annual meeting of stockholders to be held on September 10, 2002 (the “Annual Meeting”), and at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the related form of proxy are first being sent to stockholders is July 31, 2002.

     If the enclosed proxy is properly signed and returned, and if the stockholder specifies a choice on the proxy, the shares of the Voting Securities represented by the proxy will be voted (or withheld from voting) in accordance with the stockholder’s choice. Stockholders can vote their stock by using the enclosed proxy, by telephone or by Internet. If the enclosed proxy is signed and returned but no specification is made, the proxy will be voted FOR the election of the Board’s nominees for directors listed below and FOR Proposal 2. Instructions regarding voting by telephone will be provided as part of the telephone voting session. Instructions regarding voting on the Internet will be provided as part of the Internet voting session.

     The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

     Any proxy may be revoked by the stockholder in several ways. The stockholder, giving such proxy, at any time prior to its being voted, can revoke its proxy by filing with the Secretary of the Company, at its address set forth above, a notice of revocation or a duly executed proxy bearing a later date, or by notification by telephone or on the Internet by following the appropriate instructions provided in such sessions. Moreover, any proxy may be revoked by the stockholder’s attendance at the Annual Meeting and voting in person. A written notice of revocation need not be on any specific form.

     The Company has fixed the close of business on July 22, 2002, as the record date (the “Record Date”) for the determination of the stockholders of the Voting Securities of the Company entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding 6,327,215 shares of Common Stock and 47,500 shares of 6% Preferred Stock. Holders of Common Stock and 6% Preferred Stock will be entitled to one vote per share on each matter submitted to the Annual Meeting. No other voting securities of the Company are outstanding.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Voting Securities entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

     There are no rights of appraisal or similar rights of dissenters applicable to the matters described in this Proxy Statement to be voted upon at the Annual Meeting.

FINANCIAL INFORMATION

     A copy of the Company’s Annual Report to Stockholders for the fiscal year ended March 31, 2002 accompanies this Proxy Statement and is incorporated in this Proxy Statement by reference.

BENEFICIAL OWNERSHIP

     The following table sets forth certain information as to all persons who, to the knowledge of the Company, were beneficial owners of five percent or more of the Common Stock or the 6% Preferred Stock as of June 25, 2002, or are one of the executive officers identified in the Summary Compensation Table (See “ — Executive Officers and Compensation”), and all directors and officers of the Company as a group.

Name and Address of Beneficial Owner Name of Executive Officer	Number of Shares of Common Stock (Percent of Class)	Number of Shares of 6% Preferred Stock (Percent of Class)
————————	—————	—————

Prudential Securities	1,239,537
One Liberty Plaza	(19.6%)	*
New York, NY 10006

Robert S. Bowen	612,041(1)	5,937
4200 Parliament Place	(9.2%)	(12.5%)
Suite 600
Lanham, MD 20706

John Spohler	388,275(2)	11,875
One Liberty Plaza	(6.1%)	(25%)
New York, NY 10006

Dimensional Funds Advisors, Inc.	359,192	*
1299 Ocean Avenue	(5.7%)
11th Floor
Santa Monica, CA 90401-1038

Milton Kaplan		11,875
1920 Ocean Avenue	*	(25%)
Brooklyn, NY 11230

Leonard J. Smith		11,875
451 Ives Dairy Road, #A202	*	(25%)
North Miami Beach, FL 33179

Alan P. Slater	69,075(3)	*
	*

Stephen R. Bebee	43,027(4)	*
	*

Elizabeth M. Walter	15,375(5)	*
	*

Andrew W. Naden	3,000(6)	*
	*

Ronald F. Friedman	187,650(7)	*
	*

All directors and officers as a group	1,363,118(8)	5,937
(19 persons)	(18.9%)	(12.5%)

*	Less than 5%

(1)	Includes Common Stock purchase options for 320,594 shares exercisable within 60 days of the Record Date.

(2)	Includes 387,750 shares owed by trusts over which John Spohler has voting/investment powers. Mr. Spohler disclaims beneficial ownership of 9,000 shares not included in the disclosure set forth above.

(3)	Includes Common Stock purchase options for 69,075 shares exercisable within 60 days of the Record Date.

(4)	Includes Common Stock purchase options for 42,527 shares exercisable within 60 days of the Record Date.

(5)	Includes Common Stock purchase options for 15,375 shares exercisable within 60 days of the Record Date.

(6)	Includes Common Stock purchase options for 3,000 shares exercisable within 60 days of the Record Date.

(7)	Includes Common Stock purchase options for 184,500 shares exercisable within 60 days of the Record Date.

(8)	Includes Common Stock purchase options for 892,366 shares exercisable within 60 days of the Record Date.

3

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on a review of SEC Forms 3, 4 and 5, and amendments thereto, furnished to the Company, all directors, officers and beneficial owners of more than ten percent of any class of stock have filed Forms 3, Forms 4 and Forms 5, on a timely basis, as required in the fiscal year ended March 31, 2002, except Messrs. Timothy D. King and Timothy R. Waggoner who are officers and who inadvertently late-filed their respective Form 3s.

PROPOSAL ONE

Election of Directors

     Stockholders are being asked to elect three members to the Company’s Board of Directors. The three members who are so elected and the remaining six directors whose terms continue after the Annual Meeting will constitute the Board of Directors of the Company.

     Pursuant to the terms of the Company’s Certificate of Incorporation, the directors of the Company are divided into three classes, and one class is elected at each annual meeting of stockholders and serves for a term ending on the third annual meeting of stockholders following their election and after their respective successors have been elected and qualified. One effect of this arrangement can be to deter efforts to gain control of the Company by changing the composition of the Company’s Board of Directors. Under the Company’s Bylaws, the election of directors is determined by a vote of a majority of the shares present in person or represented by proxy and voting on the matter. And, under applicable Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes on proposals to elect directors will effectively be treated as shares that are not present and voting for that matter.

     The Board has nominated Messrs. Robert S. Bowen, Thomas S. Buchsbaum and Alan P. Slater for election at the Annual Meeting, to serve until the third annual meeting of stockholders of the Company following their election and until their successors have been elected and qualified. Unless otherwise directed, the persons named as proxies in the proxy enclosed herewith will vote the shares represented by such proxy for the election of such nominees as directors. If for any reason any nominee for director should become unavailable for election, the proxies may be voted for the election of a substitute designated by the Company, unless a contrary instruction is given on the proxy. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed an intention to serve the entire term for which election is sought.

     The following table sets forth certain information at the Record Date concerning the directors and their beneficial ownership of the Voting Securities, and the options and warrants to purchase Voting Securities, if such options or warrants are exercisable within sixty (60) days of the Record Date.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Class II Directors (whose terms will expire at the third annual meeting of stockholders following the Annual Meeting, and the election and qualification of their successors)

	Director	Principal Occupation, Business	Shares	Options/Warrants
Director (Age)	Since	Experience and Directorships	(% of Class)	(% of Class)
————	——	————————	————	————

Robert S. Bowen	1983	Vice Chairman of the Board of the	297,384(1)	320,594
(64)		Company since September, 1998,	4.6%	4.8%
		and Chief Executive Officer and a
		Director of the Company for more than five years.

Thomas S. Buchsbaum	1989	Vice President of Defense and	55,200	22,575
(52)		Intelligence Systems of Dell	*	*
		Computer since March, 1997.
		Prior to that, Vice President of
		Federal Systems or Education
		Sales and Marketing at Dell
		Computer Corporation for more
		than five years. Director of Dick
		Blick Company.

Alan P. Slater	2001	Director of the Company and	0	69,075
(46)		President of the DOC1 Division	*	1.1%
		and prior to that Executive Vice
		President of the Company for more
		than five years.

5

MEMBERS OF THE BOARD CONTINUING IN OFFICE

Class I Directors (whose terms will expire at the second annual meeting of stockholders following the Annual Meeting, and the election and qualification of their successors)

	Director	Principal Occupation, Business	Shares	Options/Warrants
Director (Age)	Since	Experience and Directorships	(% of Class)	(% of Class)
————	——	————————	————	————

James V. Manning	1992	Chairman of the Board of the
(56)		Company since February, 1994.	7,500	54,000
		Chief Executive Officer of	*	*
		Medical Manager, Inc. (“MMI”)
		(and its predecessor) from 1995 to
		1998. Prior to that, Senior
		Executive Vice President, Finance
		and Administration, and a director
		of Medco Containment Services,
		Inc. (“Medco”) for more than five
		years. Director of WebMD
		Corporation (and its predecessors,
		MMI and Synetic, Inc.) since May,
		1989.

Richard H. Eisenberg	1994	President of GNBC, Inc. since
(64)		April, 2001. Prior to that,	1,000	45,500
		President of Great Northern	*	*
		Brokerage Corporation for more
		than five years.

Bruce J. Spohler	1997	Co-Head, and previously, other	102,410(2)	22,500
(42)		executive management positions at	1.6%	*
		Leveraged Finance, CIBC
		Oppenheimer World Markets for
		more than five years.

6

MEMBERS OF THE BOARD CONTINUING IN OFFICE

Class III Directors (whose terms will expire at the next annual meeting of stockholders following the Annual Meeting, and the election and qualification of their successors)

	Director	Principal Occupation, Business	Shares	Options/Warrants
Director (Age)	Since	Experience and Directorships	(% of Class)	(% of Class)
————	——	————————	————	————

James P. Marden	1992	Currently, Managing Director,	1,000	53,000
(49)		Arsenal Capital Partners. From	*	*
		October, 1998 to 2000, Senior
		Executive Vice President, Corporate
		Development, Medical Logistics,
		Inc. From April, 1997 to October,
		1998, private investor; from 1994 to
		May, 1997, Chairman of the
		Entertainment Connection; and from
		1991 to 1994, Vice President -
		Acquisitions, of Medco and Vice
		President - Acquisitions, of Synetic,
		Inc.

Charles A. Mele	1992	Executive Vice President - General	6,765	101,760
(46)		Counsel and director of WebMD	*	1.6%
		Corporation (and its predecessors,
		MMI and Synetic, Inc.) for more
		than five years. For more than five
		years, up through July, 1994,
		Executive Vice President and
		General Counsel or Co-General
		Counsel of Medco.

Charles J. Sindelar	1992	Vice President of Motorola, Inc.	2,480	52,500
(65)		since August, 2000. Prior to that,	*	*
		Senior Vice President, Business
		Development and General Manager
		of Digital Video Group ZNS of
		Zenith Electronics Corporation from
		August, 1999 to August, 2000, and
		Vice President and General
		Manager-Digital Video/Network
		Systems Division of Zenith
		Electronics Corporation from
		January, 1996 to August, 1999.

*	Less than 1%

(1)	This number includes 5,937 shares of 6% Preferred Stock which represents 12.5% of such class of stock.

(2)	Includes 9,000 shares owned by Bruce Spohler’s spouse or other members of his family living in his home and 57,412 shares owned by trusts of which Mr. Spohler is trustee with voting or investment power.

7

     The business address of Messrs. Manning and Mele is River Drive Center 2, 669 River Drive, Elmwood Park, New Jersey 07407-1361. Mr. Marden’s business address is 1350 Avenue of the Americas, 27th Floor, New York, New York 10019. Mr. Eisenberg’s business address is 101 East 52nd Street, 10th Floor, New York, New York 10022. Mr. Sindelar’s business address is 5100 River Road, Schiller Park, Illinois 60176. Mr. Spohler’s address is 425 Lexington Avenue, 3rd Floor, New York, New York 10017. Mr. Buchsbaum’s address is 1 Dell Way, RR8 MS8729, Round Rock, Texas 78682. The business address of Messrs. Bowen and Slater is 4200 Parliament Place, Suite 600, Lanham, Maryland 20706.

Family Relationships

     There are no family relationships between any director or executive officer of the Company.

Compensation of Directors

     No cash payments have been made to Directors for attendance at meetings of the Board or any committee thereof since April, 1985. In September, 1995, the stockholders approved the 1995 Non-Employee Directors’ Stock Option Plan (the “1995 Directors’ Plan”), which provided for the annual, automatic grant of options to non-employee Directors. During the year ended March 31, 2002, Messrs. Manning, Buchsbaum, Eisenberg, Marden, Mele and Sindelar were each granted options under the 1995 Directors’ Plan to purchase 5,000 shares of Common Stock. As compensation for his service as a Director, Mr. Spohler would have been granted options under the 1995 Directors’ Plan. As an employee of CIBC Oppenheimer Corp., however, he is required to transfer to CIBC Oppenheimer compensation such as these options to purchase Common Stock. Options under the 1995 Directors’ Plan may only be issued to persons then serving as directors and may not be transferred to persons who are not directors. Therefore, in lieu of Director options, the Company has issued transferable warrants to Mr. Spohler on terms substantially similar to the terms of the options that would otherwise have been issued to Mr. Spohler under the 1995 Directors’ Plan.

COMMITTEE MEETINGS AND COMMITTEE REPORTS

     The Bylaws of the Company provide for the Board to appoint an Audit Committee and a Compensation Committee. During the fiscal year ended March 31, 2002, the Board of Directors of the Company held 7 meetings, the Compensation Committee held 3 meetings and the Audit Committee held 5 meetings. During fiscal year 2002, no director other than Mr. Manning attended less than 75% of all meetings of the Board, and no director attended less than 75% of the meetings of the committees on which such director served and was to attend.

Report of the Audit Committee

     The Audit Committee is composed of three outside Directors and operates under a written charter adopted by the Board of Directors in June, 2000. Each member of the Audit Committee is, in the business judgment of the Board of Directors, “independent” and meets the requirements imposed by the applicable NASD Rule. In addition, Mr. Manning, the Audit Committee’s chairman, has had extensive experience in corporate finance and public accounting.

     The functions of the Audit Committee include reviewing the Company’s financial reporting process and internal control system, reviewing the quarterly and annual financial statements of the Company, reviewing the audit efforts of the Company’s internal finance department and independent auditors, reviewing all related party transactions and recommending the selection of the independent auditors to the Board of Directors.

     In carrying out its responsibilities, the Audit Committee looks to management and the independent auditors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the financial reporting process and internal controls. The Company’s independent auditors, PricewaterhouseCoopers LLP (“PWC”), are responsible for auditing the Company’s periodic financial statements in accordance with generally accepted auditing standards and expressing an opinion as to each statement’s conformity with generally accepted accounting principles. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

In connection with its responsibilities, the Audit Committee has:

•	reviewed and discussed with management and PWC, the audited financial statements for the year ended March 31, 2002 and the unaudited condensed Financial Statements for each interim quarter of that year;

•	discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees);

•	received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees); and

•	discussed with PWC its independence from the Company and its management.

     Relying on these reviews, reports and discussions, the Audit Committee recommended to the Board of Directors (which approved the recommendation) the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended March 31, 2002. The Annual Report has been filed with the Securities and Exchange Commission.

James V. Manning
James P. Marden
Charles J. Sindelar

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee’s functions include establishing principles for setting executive compensation and reviewing management proposals pertaining to executive compensation, profit sharing and stock options. During the past several fiscal years, the Compensation Committee has granted options to employees under and in accordance with the Company’s 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan. None of the members of the Compensation Committee has ever been an employee of the Company.

     The Company has established an executive compensation program based on the following on-going principles and objectives: (i) provide compensation opportunities that will help attract, motivate and retain highly qualified managers and executives, (ii) link executive compensation to the annual business performance and to the individual’s contribution to that performance and (iii) provide an appropriate balance between incentives focused on achievement of annual business plans and longer-term incentives linked to increases in shareholder value. To effectuate these principles and objectives, compensation for each of the executives of the Company consists of base salary compensation, annual incentive compensation (based in most cases on profit performance measured against internal profit targets) and stock option grants. The compensation programs for executive officers were reviewed by the Compensation Committee for the most recent fiscal year.

James V. Manning
Thomas S. Buchsbaum
James P. Marden
Charles A. Mele

EXECUTIVE OFFICERS AND COMPENSATION

     The Executive Officers of the Company are Robert S. Bowen, Alan P. Slater, Stephen R. Bebee, Andrew W. Naden, Mark D. Funston, Edward Weiss, Kenneth T. Chow, Timothy R. Waggoner, Elizabeth M. Walter, Jeffrey M. Deming, John C. Renehan and Timothy D. King.

     The business experience during at least the past five years for Messrs. Bowen and Slater are set forth under “ — Members of the Board Continuing in Office.” Mr. Bebee, 48, has served in executive positions with the Company for more than the past five years. Mr. Naden, 44, has been Executive Vice President since June, 2001. Prior to that, he served as Chief Executive Officer of Overturf Productivity Management, as Co-Operations Officer and Director of Solutions for the Insight Division of Software AG, and as an operating officer for Maryland Public Television in the Public Broadcasting Service (PBS). Mr. Funston, 42, has served as the Company’s Chief Financial Officer for more than the past five years. Mr. Weiss, 51, has been General Counsel and Secretary of the Company for more than the past five years. Mr. Chow, 42, is Vice President of Marketing and has been Vice or Executive Director of Marketing, Business Development or e-Commerce since joining the Company in October, 1999. Prior to joining the Company, Mr. Chow was Vice President of Marketing for Network Alchemy, Inc. from 1998 to 1999. Prior to that, he had assumed progressively more responsible positions in sales management, marketing and business development for One Touch Systems, Inc. from 1995 to 1998. Mr. Waggoner, 39, has been Corporate Chief Technology Officer since August, 2001. Prior to that, he served as Chief Technology Officer, EDS Division, since December, 1999, and in various management and pre-sales positions with the Company for at least 5 years prior to that date.

     Ms. Walter, 37, has been Vice President of Sales, DOC1 Division, since June, 1998. Prior to that, she served in sales - management and sales representative positions since joining the Company in 1990. Mr. Deming, 38, has been Vice President of Operations, DOC1 Division, since June, 1998. Prior to that, he served in other operational, managerial and technical support positions since joining the Company in June, 1996. Mr. Renehan, 38, has been Vice President, Finance, of the Company since January, 2001. Prior to that he was Controller of the Company starting in June, 1996. Mr. King has been Vice President, Postal Affairs, since March, 2002. Prior to that, he served as Director of Product Management, e-Commerce, since January, 2000, and in other product management and customer support positions since joining the Company in November, 1992. Messrs. B. Scott Miller, Victor O. Forman and John G. Walsh resigned from the Company during the last fiscal year.

Summary Compensation Table

	Annual Compensation				Long-term Compensation Awards

Name and Principal Position	Year	Salary	Bonus		Stock Options	All other Compensation(1)

Robert S. Bowen	2002	$400,000	—		—	$27,359
CEO; Director	2001	$383,203	$800,000	(2)	250,000	$24,343
	2000	$369,638	$1,061,960	(2)	—	$20,073

Alan P. Slater	2002	$210,000	—		12,500	$17,507
President - DOC1	2001	$200,000	$95,894		10,000	$17,507
Director	2000	$186,425	$164,024		30,000	$17,331

Stephen R. Bebee	2002	$152,230	—		9,000	$16,557
Executive Vice President	2001	$147,000	$105,010		5,000	$11,807
Enterprise Solutions	2000	$141,595	$193,022		7,500	$10,030

Elizabeth M. Walter	2002	$139,750	$162,068	(3)	—	$11,645
Vice President - Sales	2001	$133,942	$264,932		6,500	$11,625
DOC1	2000	$98,654	$296,556		—	$9,573

Andrew W. Naden(4)	2002	$163,676	$57,525	(5)	15,000	$35,087	(6)
Executive Vice President	2001	—	—		—	—
Enterprise Solutions and	2000	—	—		—	—
Corporate Marketing

Ronald F. Friedman (7)	2002	$200,000	—		—	$18,263
Special Assistant to the	2001	$200,000	$181,447		—	$18,263
CEO	2000	$199,495	$225,161		45,000	$13,452

(1)	Includes Company contributions to Defined Contribution Savings Plan (401(k)), auto allowance and group term life insurance benefits.

(2)	Mr. Bowen elected to defer $280,000 and $371,686 of bonus compensation in 2001 and 2000, respectively, in accordance with the Company’s deferred compensation plan. These amounts are included in the bonus amounts shown above.

(3)	This payment constitutes sales commissions paid to Ms. Walters based on the sales performance of operations under her supervision.

(4)	Mr. Naden joined the Company in May, 2001. His compensation listed above covers the period May, 2001 through March 31, 2002.

(5)	This payment constitutes an amount guaranteed to Mr. Naden under his employment agreement. (See “ — Employment Agreements; Andrew W. Naden”).

(6)	Includes relocation expense reimbursement.

(7)	Mr. Friedman retired from the Company during the fiscal year ending March 31, 2002.

10

Stock Option Grants in Fiscal Year 2002

Name	# Options Granted	% of Total Granted to Employees in 2001	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term

					5%	10%
——	———	——	———	——	——	——

Robert S. Bowen	—	—	—	—	—	—

Alan P. Slater	12,500	7.99%	$12.75	8/27/11	$78,625	$199,250

Stephen R. Bebee	9,000	5.75%	$12.75	8/27/11	$56,610	$143,460

Elizabeth M. Walter	—	—	—	—	—	—

Andrew W. Naden	15,000	9.59%	$14.41	5/18/11	$94,350	$239,100

Ronald F. Friedman	—	—	—	—	—	—

OPTION/SAR EXERCISES AND YEAR-END OPTION/SAR VALUES Fiscal Year 2002

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options/SARs at FY-End		Value of Unexercised Options/SARS at FY-End(1)
			———————		————————
			Exercisable	Unexercisable	Exercisable	Unexercisable
——	———	———	———	————	———	————

Robert S. Bowen	150,000	$609,000	261,969	307,248	$1,618,292	$768,350

Alan P. Slater	None	—	63,539	48,067	$460,425	$219,755

Stephen R. Bebee	None	—	39,589	22,576	$290,218	$85,622

Elizabeth M. Walter	None	—	14,575	11,200	$103,020	$46,680

Andrew W. Naden	None	—	—	15,000	—	—

Ronald F. Friedman	None	—	127,652	56,848	$969,053	$409,155

(1)	These values are based upon the difference between the exercise prices of all options awarded and the closing price of $13.95 per share for Common Stock at March 31, 2002.

11

PERFORMANCE MEASUREMENT COMPARISON

Comparison of Cumulative Total Return of Company, Peer Group and Broad Market

COMPANY/INDEX/MARKET

	1997	1998	1999	2000	2001	2002
	——	——	——	——	——	——
Group 1 Software, Inc.	100.00	94.12	100.00	330.72	202.84	246.05
Peer Group Index	100.00	292.57	93.58	269.99	68.58	86.14
Nasdaq Market Index	100.00	151.12	197.49	363.67	149.68	151.55

     The chart displayed directly above is presented in response to the requirements of the Securities and Exchange Commission. The industry peer group consisted of Mobius, Inc., Documentum, Inc., Actuate Corporation and Epiphany, Inc. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph is not intended to forecast or be indicative of future financial performance or performance of the Common Stock.

     The graph and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filings by the Company under the Securities and Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the Executive Compensation section of this Proxy Statement).

Employment Agreements

     Robert S. Bowen. The Company and Mr. Bowen, as Chief Executive Officer of the Company, are party to an amended and restated employment agreement, dated July 17, 2000 (the “Bowen Agreement”). The Bowen Agreement expires on April 1, 2004. For the period April 1, 2001 through March 31, 2002, Mr. Bowen’s total base salary was $400,000. At Mr. Bowen’s direction and because of market conditions, the Company implemented a six-month extension on all annual salary increases during fiscal year 2002. Therefore, and despite his right to an automatic annual salary increase specified under his Agreement, Mr. Bowen unilaterally determined that, as the Chief Executive Officer of the Company, it was appropriate for him voluntarily to forego his rights to the specified salary increase so as to be consistent with this Company-wide extension in salary increase cycles. Accordingly, Mr. Bowen unilaterally directed the Company to increase his salary by only 2.5% rather than the 5% that specific performance of his Agreement would have provided (the result being the mathematical equivalent of the six-month extension). As the consequence of his action, for the period April 1, 2002 through March 31, 2003, Mr. Bowen’s base salary shall be $410,000. Effective April 1, 2003 and beyond, Mr. Bowen’s salary shall be determined by his Agreement as if the voluntary foregoing of rights for fiscal 2003 had not occurred.

     The Bowen Agreement also includes an annual incentive. His bonus is calculated based on the amount that the Company’s consolidated earnings for a given fiscal year exceed the consolidated earnings of the previous year (“earnings growth”). His bonus will equal 7% of the year’s earnings growth up to $500,000, 10% of the earnings growth from $500,000 to $1,000,000, 14% of the earnings growth from $1,000,000 to $1,500,000 and 17% of the earnings growth above $1,500,000. The total bonus for any year will, however, be capped at $500,000 unless the Compensation Committee determines that special circumstances warrant a greater bonus. Under the Bowen Agreement, Mr. Bowen was granted options to purchase up to 250,000 shares of Common Stock. These options have been issued under the Company’s 1995 Incentive Stock Option Plan.

     If Mr. Bowen’s employment with the Company during the term of the Bowen Agreement is terminated because of his disability or death, his base salary and bonus will be prorated through the date of termination. If Mr. Bowen terminates his employment with the Company for any reason other than death or disability or he is discharged by the Company for cause, Mr. Bowen will be entitled to his base salary, equitably prorated through the date of termination, and any bonuses earned for any fiscal year prior to the fiscal year in which his termination of employment occurred. If the Company terminates Mr. Bowen’s employment without cause, Mr. Bowen will be entitled to receive his salary, fringe benefits and bonuses through the remaining term of the Bowen Agreement. Upon any termination of Mr. Bowen’s employment under the Bowen Agreement, all options held by Mr. Bowen to purchase Common Stock will be treated as provided in the instruments or agreements governing such options.

     Andrew W. Naden. The Company entered into an employment agreement with Mr. Naden on May 18, 2001 for the 12-month period extending through May 17, 2002. His agreement provided for a base pay of $188,300 and a bonus for the fiscal year ending March 31, 2002 based on combined revenue and profit performance of operations under his direction. For the year covered under his agreement, Mr. Naden was guaranteed a bonus of $57,525. Under his agreement, the cumulative combined bonus at 100% of revenue achievement and 115% of profit achievement would have been $194,000. His agreement also contained restrictive covenants that survive for a defined period after the termination of his employment with the Company. His agreement also provided that if it were terminated for cause or Mr. Naden resigned under circumstances that would justify termination for cause, he would not be entitled to any further payments and all such payments would be forfeited.

Bonus Programs for Other Executives

     Each executive officer was entitled to an annual incentive bonus for the fiscal year ended March 31, 2002: in the case of Messrs. Funston, Renehan, Waggoner and Chow, calculated on the basis of the profit performance of the Company; and in the case of Messrs. Bebee, Slater and Deming, the revenue and profit performance of their respective business units as compared to internal revenue and profit targets. Ms. Walter was entitled to a commission based on the sales performance of operations under her supervision. Mr. Weiss was entitled to an annual bonus for the fiscal year ended March 31, 2002 calculated on the basis of the Company’s profit performance as compared with internal profit targets and the achievement of certain other objectives. Mr. King was entitled to quarterly bonuses for the fiscal year ended March 31, 2002 based on the revenue performance of his business unit and the achievement of certain other objectives.

Deferred Compensation Arrangements

     The Company has adopted a Deferred Compensation Plan by which members of senior management have the option of deferring the receipt of amounts of their annual bonus compensation, if any, and/or their base compensation (the “Deferred Compensation Plan”). The Deferred Compensation Plan is intended by the Company to qualify as an unfunded plan for federal income tax purposes and the Employee Retirement Income Security Act (ERISA). The Deferred Compensation Plan is administered by the Company. The expenses associated with the establishment and administration of the Deferred Compensation Plan are borne by the Company. Any expenses of implementing any investment option selected by a participant, however, are charged against that participant’s account. The portion of compensation that is deferred is paid into a trust designated solely to administer the Deferred Compensation Plan. Currently, Mr. Bowen participates in the Deferred Compensation Plan.

Executive Supplementary Benefits

     The Company provides certain of its executive officers with group health insurance and disability insurance policies that are not available to all salaried employees. These supplementary benefits to such executive officers are limited to the cost of the premiums for the coverage. The aggregate cost is less than $25,000 per year for each covered executive officer.

Indemnification Agreements; Directors and Officers Liability Insurance

     Indemnification Agreements. Each outside current member of the Board of Directors is signatory to an indemnification agreement (the “Indemnification Agreement”) with the Company. Each Indemnification Agreement provides that the Company shall indemnify the director or officer who is a party to the agreement (an “Indemnitee”) if he was or is a party to or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except a derivative proceeding) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at its request in certain capacities for another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company) incurred in connection with such actions, suits or proceedings. The indemnification is limited to instances where the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. With respect to derivative proceedings, the Indemnification Agreement provides indemnification similar to that provided in the Indemnification Agreement for non-derivative proceedings discussed above, except that indemnification is allowed only to the extent determined to be fair and reasonable by the court.

     The Indemnification Agreement provides that if a director or officer is entitled to indemnification for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, the Company shall nevertheless indemnify him to the extent to which he is entitled. By the terms of the Indemnification Agreement, its benefits are not available for expenses or liabilities paid directly to the Indemnitee under a policy of officers’ and directors’ insurance maintained by the Company or in several other instances such as if a court determines that each material assertion made by the Indemnitee in that proceeding was not made in good faith or was frivolous, or if the claim arises from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or similar successor statute.

     Directors and Officers Liability Insurance. The Company currently maintains a directors and officers liability policy with an aggregate limit of liability of $20,000,000. Deductibles under this policy range from $5,000 per officer or director for each claim to $50,000 in the aggregate for certain covered claims. This policy does not cover, among other matters, dishonest, fraudulent, or criminal behavior.

401(k) Plan

     In January, 1994, the Company adopted the Group 1 Software, Inc. and Subsidiaries 401(k) Retirement Savings Plan and Trust (the “401(k) Plan”). The 401(k) Plan currently provides for a contribution to be made by the Company and its subsidiaries out of current operating earnings based upon the contributions made by participating employees. All employees of the Company who have been employed for at least three months are eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may contribute from 1% to 100% of their compensation from the Company (up to a limit of $11,000 in a calendar year). In addition, participants in the 401(k) Plan who are over 50 years of age are permitted, under recent amendments to the applicable federal legislation, to contribute an additional $1,000 in calendar year 2002. There will be no Company match against this additional “catch-up” contribution. The Company will make contributions to an employee’s 401(k) Plan account equal to the sum of the following: (i) $.75 for each $1.00 a participant contributes up to 2% of the participant’s compensation, (ii) $.50 for each $1.00 the participant contributes for the next 2% of the participant’s compensation and (iii) $.25 for each $1.00 the participant contributes for the next 2% of the participant’s compensation. Participants are immediately vested 100% in the Company’s contributions and their own contributions, and earnings thereon.

CERTAIN TRANSACTION

     The Company has used the services of Tanenbaum-Harber Co., Inc. (“Tanenbaum-Harber”) of New York, New York to obtain directors’ and officers’ liability insurance coverage for the current fiscal year. A description of this coverage is set out above in “Executive Officers and Compensation — Indemnification Agreements; Directors and Officers Liability Insurance.” Richard H. Eisenberg, a Director of the Company, is also a sub-producer of Tanenbaum-Harber, and as a sub-producer, receives a commission. The Company’s payment for this coverage is $380,250 which includes compensation of $38,025 to Tanenbaum-Harber for its services. The Company has confirmed that the payments to the carrier and Tanenbaum-Harber are competitive.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     PWC has audited the Company’s financial statements for the fiscal years ending March 31, 2002, 2001 and 2000. A representative of PWC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

          Audit Fees. The aggregate fees billed by PWC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended March 30, 2002 and the reviews of the financial statements included in the Company’s Quarterly Reports on SEC Form 10-Q for that fiscal year were $165,000.

          Financial Information Systems Design and Implementation Fees. There were no fees billed by PWC for financial information systems and implementation for the fiscal year ended March 30, 2002.

          All Other Fees. The aggregate fees billed by PWC for services rendered for the fiscal year ended March 30, 2002, other than the services described above in this section, were $75,000. Such services included tax consulting, expatriate tax services, foreign statutory reporting, employee benefit plan audits, and accounting research consultation.

SHAREHOLDERS’ PROPOSALS

     If shareholders wish to submit a proposal for inclusion in the Company’s proxy materials for the 2003 Annual Meeting of shareholders, the Company must receive such proposals at its principal executive office at 4200 Parliament Place, Suite 600, Lanham, Maryland 20706-1844, Attention: Edward Weiss, Secretary, no later than April 16, 2003.

     In addition, if shareholders wish to bring a proposal before the 2003 annual meeting of shareholders but do not wish to have such proposal included in the Company’s proxy statement for that meeting, the shareholder must give the Company written notice of such proposal(s) at the address set forth in the preceding paragraph, on or before June 28, 2003 in order for such proposal(s) to be considered timely. The persons designated as proxies in connection with the 2003 annual meeting will have discretionary voting authority with respect to any shareholder proposal(s) not received timely.

     Each proposal submitted should include the full and correct name and address of the shareholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof should also be submitted with the proposal. The shareholder or his or her representative must appear in person at the annual meeting and must present the proposal, unless he or she can show good reason for not doing so.

SOLICITATION PROCEDURES

     Officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, Internet, telegram and personal interview. Certain holders of record such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owner’s instructions concerning the voting of proxies. The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in regard to the proxy soliciting materials) will be paid by the Company.

MISCELLANEOUS

     Management does not intend to present any other matters at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the persons named as proxies will vote them in accordance with their best judgment.

     Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person or contained in filings made by such person with the Securities Exchange Commission.

By Order of the Board of Directors

Dated: July 25, 2002	Edward Weiss
Secretary

# # # # 17

GROUP 1 SOFTWARE, INC.
4200 Parliament Place, Suite 600
Lanham, Maryland 20706-1844

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GROUP 1 SOFTWARE, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 10, 2002

     The undersigned hereby appoints Edward Weiss and Mark D. Funston, as true and lawful attorneys and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act at the Annual Meeting of Stockholders of Group 1 Software, Inc. (the “Company”) to be held on Tuesday, September 10, 2002, at 10:30 AM at Prudential Securities, One Liberty Plaza, New York, New York 10006, and at any adjournment or postponement thereof (the “Annual Meeting”), with respect to all shares of Common Stock and 6% Preferred Stock of the Company which the undersigned would possess if personally present, on the following matters.

(Continued and to be signed on reverse side)

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS         ==>

Please Detach and Mail in Envelope Provided

A |X| Please mark your votes as in this example.

(1)	Election of Directors

FOR all Nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right

|_|	|_|

Nominees:	Mr. Robert S. Bowen
Mr. Thomas S. Buchsbaum
Mr. Alan P. Slater

     Election of the nominees listed at right to the Company’s Board of Directors to hold office until the third annual meeting of stockholders of the Company following their election and until the election and qualification of their successors.

     (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

     (2) Other Matters: Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof, including discretionary authority to consider and vote upon procedural matters and any adjournment or postponement of the meeting.

     There is no assurance that any of the Company’s nominees will serve as directors if any other nominees are elected to the Board.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT THE INDIVIDUALS NAMED IN PROPOSAL ONE AND FOR PROPOSAL TWO.

     In their discretion, the appointed proxies may also vote upon any other matters which the persons making the solicitation do not know, a reasonable time before the solicitation and that properly come before the Annual Meeting or any adjournment or postponement thereof, including the election of any person to any office for which a nominee is named in the proxy statement and such nominee is unable to serve for good cause.

     The undersigned hereby ratifies and confirms that the aforesaid attorneys and proxies may do hereunder.

_______________________________	Dated:_____________, 2002
(Signature of Stockholder)

_______________________________	Dated:_____________, 2002
(Signature of Stockholder)

NOTE: Please sign your name exactly as it appears hereon. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Each joint owner should sign the proxy. The above-signed hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated July 25, 2002 and the Company’s Annual Report for the fiscal year ended March 31, 2002 furnished herewith. TO INSURE A QUORUM AND TO AVOID THE EXPENSE AND DELAY OF SENDING FOLLOW-UP LETTERS, PLEASE FILL IN, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

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